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                                                                     Exhibit 4.5


                                 FORM OF WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON FIRST FURNISHING TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER IS NOT IN VIOLATION OF THE REGISTRATION REQUIREMENTS OF THE ACT OR ANY STATE SECURITIES LAW.

THE SHARES OF STOCK THAT WOULD BE ISSUED UPON EXERCISE OR CONVERSION OF THIS WARRANT ARE SUBJECT TO A CERTAIN REGISTRATION RIGHTS AGREEMENT, AS AMENDED FROM TIME TO TIME, AMONG THE COMPANY, THE REGISTERED OWNER OF THIS WARRANT (OR ITS PREDECESSOR IN INTEREST) AND OTHERS, AND SUCH AGREEMENT IS AVAILABLE FOR INSPECTION WITHOUT CHARGE AT THE OFFICES OF THE COMPANY.

                         AZTEC TECHNOLOGY PARTNERS, INC.
                        WARRANT TO PURCHASE COMMON STOCK

         This certifies that, for value received, ___________________ ("Bank") is entitled to subscribe for and purchase _______________(1) shares (subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of Common Stock, $0.001 par value per share (the "Company Common Stock"), of AZTEC TECHNOLOGY PARTNERS, INC., a Delaware corporation (the "COMPANY"), at the Warrant Price (as defined in Section 2 hereof), subject to the provisions and upon the terms and conditions hereinafter set forth. The shares of Common Stock issuable upon exercise or conversion of this Warrant are referred to herein as "WARRANT SHARES."

         As used herein, the term "COMMON STOCK" shall mean the Company Common Stock purchasable upon exercise of this Warrant, together with any other equity securities that may be issued by the Company in substitution, conversion or exchange therefor.

         This Warrant to purchase Common Stock (this "WARRANT") is issued pursuant to that certain Third Amendment to Revolving Credit Agreement dated as


-------------------
(1) The number of Warrant Shares will equal the Bank's PRO RATA share of the Warrant Shares for which Warrants are required to be issued on the date hereof pursuant to the Third Amendment.


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of March 30, 2000 (the "THIRD AMENDMENT"), among Fleet National Bank, as agent
(the "AGENT"), Bank and the other banks party thereto (together with the Bank, collectively called the "BANKS"), the Company and its Subsidiaries.

         1. TERM OF WARRANT. This Warrant may be exercised or converted, in whole or in part, at any time during the period beginning on the date hereof (the "ISSUE DATE") and ending at 5:00 p.m. Boston time on the third anniversary of the Issue Date (the "EXPIRATION DATE").

         2. WARRANT PRICE. The price per share of Common Stock payable upon exercise of this Warrant is $.01, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof (the "WARRANT PRICE").

         3. METHOD OF EXERCISE OR CONVERSION; PAYMENT; ISSUANCE OF NEW WARRANT.

                  (a) EXERCISE. Subject to Section 1 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as EXHIBIT A duly executed) at the principal office of the Company and by the payment to the Company, by check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased.

                  (b) CONVERSION. In lieu of paying the Warrant Price in cash, the holder may convert this Warrant, in whole or in part, into the number of Warrant Shares calculated pursuant to the following formula by surrendering this Warrant (with the notice of exercise form attached hereto as EXHIBIT A duly executed) at the principal office of the Company, specifying the number of shares of Common Stock of the Company subject to this Warrant that the holder desires to convert:

         X  =  Y (A - B)
               ---------
                    A

         where             X  =     the number of shares of Common Stock to be
                                    issued to the holder;

                           Y  =     the number of shares of Common Stock
                                    subject to this Warrant being surrendered for conversion;

                           A  =     the fair market value of one share of Common
                                    Stock; and

                           B  =     the Warrant Price

         As used herein, the "fair market value" of a share of Common Stock shall mean the closing price per share of the Company's Common Stock on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or, if not then listed or admitted to trading on any such exchange, on the Nasdaq National Market, or if not then listed or traded on any such exchange or



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market, the bid price per share on the Nasdaq Small Cap Market or, in the sole discretion of the Board of Directors of the Company, any other over-the-counter market, including the OTC Bulletin Board, which reports bid and asked or last sale prices and volume of sales, in each case averaged over the last five consecutive trading days before the day on which notice of exercise duly executed and this Warrant are duly delivered to the Company. If at any time such quotations are not available, the current fair market value of a share of Common Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company. Upon any exercise or conversion of this Warrant, the Company shall deliver certificates for the Warrant Shares so acquired and, unless this Warrant has been fully converted or exercised, or has expired, a new Warrant representing the portion of the Warrant Shares, if any, remaining unexercised.

         4. STOCK FULLY PAID; RESERVATION OF SHARES. All Warrant Shares will, upon issuance in accordance herewith, be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. During the term of this Warrant, the Company will at all times have authorized and reserved for the purpose of the issuance upon exercise or conversion of this Warrant a sufficient number of shares of its Common Stock to provide for the complete exercise of the rights represented by this Warrant.

         5. ADJUSTMENTS.

                  (a) STOCK DIVIDENDS AND STOCK SPLITS. If, at any time after the date hereof and before the Expiration Date, (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock outstanding shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of such subdivision or split-up, as the case may be, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately increased so that the holder thereafter will be entitled to receive the number of shares of Common Stock that the holder would have owned immediately following such action had this Warrant been fully exercised immediately prior thereto, and the Warrant Price will be appropriately adjusted.

                  (b) COMBINATION OF STOCK. If, at any time after the date hereof and before the Expiration Date, the number of shares of Common Stock outstanding shall have been decreased by a reverse stock split or other combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be appropriately decreased so that the holder thereafter will be entitled to receive the number of shares of Common Stock that the holder would have owned immediately following such action had such Warrant been fully



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exercised immediately prior thereto, and the Warrant Price will be appropriately adjusted.

                  (c) REORGANIZATION, ETC. If any capital reorganization of the Company or any part thereof, or any reclassification of the Common Stock, or any consolidation of the Company with or merger of the Company with or into any other person or any sale, lease or other transfer of all or substantially all of the assets of the Company to any other person (including any individual, partnership, joint venture, corporation, trust or group thereof) shall be effected in such a way that, following consummation of such transaction, the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, upon exercise or conversion of this Warrant in accordance with Section 3 hereof, the holder shall have the right to receive the kind and amount of stock, securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that the holder would have been entitled to receive upon exercise or conversion of this Warrant pursuant to Section 3 hereof had such Warrant been exercised or converted immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

                  (d) LIMITATIONS. Anything in this Section 5 to the contrary notwithstanding, no adjustment in the Warrant Price in accordance with the provisions of 5(a), 5(b), or 5(c) hereof need be made if such adjustment would amount to a change in such Warrant Price of less than $0.01; PROVIDED, HOWEVER, that the amount by which any adjustment is not made by reason of the provisions of this Section 5(d) shall be carried forward and taken into account at the time of any later adjustment in the Warrant Price.

                  (e) READJUSTMENTS. If an adjustment is made under Sections 5(a), 5(b), or 5(c) and the event to which the adjustment relates does not occur or is rescinded, then any adjustments in the Warrant Price or the number of Warrant Shares that were made in accordance with such sections shall be adjusted back to the Warrant Price and the number of Warrant Shares that were in effect immediately before the date of or record date for such event.

                  (f) NOTICE OF ADJUSTMENT UNDER THIS WARRANT. Upon any adjustment of the Warrant Price or the number of Warrant Shares, then, and in each such case, the Company shall give written notice thereof, in the form of an officer's certificate, to the holder hereof, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Warrant Shares at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. However, failure to give such notice, or any defect therein, shall not affect the legality or validity of the subject adjustments.


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                  (g) CERTIFICATE OF INDEPENDENT PUBLIC ACCOUNTANTS. The Company
may, but is not obligated to, retain a firm of independent public accountants of recognized national standing (who may be any such firm regularly employed by the Company) to make any computation required under this Section 5, and a certificate signed by such firm shall be conclusive evidence of the correctness of the computation made under this Section 5.

         6. FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the fair market value of a share of Common Stock as of the date of exercise.

         7. COMPLIANCE WITH THE ACT. The holder of this Warrant, by acceptance hereof, represents and agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment for such holder's own account and not with a view toward distribution hereof or thereof, and that it will not offer, sell, transfer or otherwise dispose of this Warrant or any Shares unless such transaction has been registered under the Act and applicable state securities laws or (i) such registration is not required and
(ii) an opinion of counsel satisfactory to the Company is furnished to the Company to that effect.

         8. MISCELLANEOUS.

                  (a) NO RIGHTS AS SHAREHOLDER. No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant shall have been duly exercised or converted and the shares purchasable upon the exercise or conversion hereof shall have become deliverable, as provided herein, and then, the holder of this Warrant shall only have such rights with respect to such shares received pursuant to such exercise or conversion.

                  (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement, or bond reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company will execute and deliver, in lieu of this Warrant, a new warrant of like tenor.


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                  (c) NOTICE. Any notice given to either party under this
Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of (i) delivery thereof by hand delivery, by courier, or by standard form of telecommunication, and (ii) three (3) business days after the mailing thereof if sent registered or certified mail with postage prepaid, addressed to the Company at its principal executive offices or to the holder at its address set forth in the Company's books and records or at such other address as the holder may have provided to the Company in writing.

                  (d) NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions in the Warrant.

                  (e) GOVERNING LAW. This Warrant shall be governed by and construed under the laws of the State of Delaware.

         IN WITNESS WHEREOF, this Warrant is executed as of this ____ day of __________, 2000.


                                              AZTEC TECHNOLOGY PARTNERS, INC.



                                              By:_______________________________
                                              Name:
                                              Title:



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                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:      AZTEC TECHNOLOGY PARTNERS, INC.

         1.       Check Box that Applies:

         -TM-     The undersigned hereby elects to purchase ______ shares of
Common Stock pursuant to the terms of the attached Warrant, and tenders herewith cash payment of the purchase price of such shares in full.

         -TM-     The undersigned hereby elects to convert ______ shares subject to the attached Warrant into shares of shares of Common Stock pursuant to the terms of the attached Warrant.

         2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:



Name: ________________________________________
              [Typed Name of Holder]

Address: _____________________________________

         _____________________________________

         _____________________________________



Signature: ___________________________________
           Name:
           Title:





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